Exhibit 99.1

Baker Hughes Announces Fourth-Quarter and Full-Year 2023 Results
Fourth-quarter highlights
•IET orders of $3,030 million, the fifth consecutive quarter above $3 billion.
•Net income attributable to the Company of $439 million, up $257 million year-over-year.
•GAAP diluted EPS of $0.43 and adjusted diluted EPS* of $0.51.
•Adjusted EBITDA* of $1,091 million, above $1 billion for the first time in company history.
•Cash flows from operating activities were $932 million and free cash flow* was $633 million.
•Shareholder distributions of $521 million, including $320 million of share repurchases.
Full-year highlights
•IET orders of $14.18 billion, 12% higher than last year's prior record level.
•Net income attributable to the Company of $1,943 million, up $2,544 million year-over-year.
•Adjusted EBITDA* of $3.76 billion, increasing 26% year-over-year.
•GAAP diluted EPS of $1.91 and adjusted diluted EPS* of $1.60, a 76% increase over 2022.
•Cash flows from operating activities were $3.06 billion and free cash flow* of $2.05 billion, a 54% conversion rate from adjusted EBITDA*.
•Shareholder distributions of $1.32 billion, including $538 million of share repurchases.
HOUSTON & LONDON (January 23, 2024) – Baker Hughes Company (Nasdaq: BKR) (Baker Hughes or the Company) announced results today for the fourth-quarter and full-year 2023.
"As we continue our journey, 2023 proved to be a pivotal year for Baker Hughes. We successfully removed $150 million of costs, realigned our Industrial & Energy Technology (IET) segment, and recently launched actions to further streamline our Oilfield Services & Equipment segment (OFSE). Our strategy to transform the way we operate is working. In 2023, our adjusted EBITDA* was up double digits for the third consecutive year and exceeded prior cycle's peak levels by 25%. I would like to thank our employees for their hard work and commitment to achieve our goals, delivering for our customers, and pushing the Company forward," said Lorenzo Simonelli, Baker Hughes chairman and chief executive officer.
"During the fourth quarter, adjusted EBITDA* came in above the mid-point of our guidance range due to continued operational improvement and full realization of the $150 million of cost-out. IET orders remained strong, exceeding $3 billion for the fifth consecutive quarter. Additionally, we were awarded more than $1 billion of contractual service agreements (CSA), while we booked the previously announced 9.6 MTPA Ruwais Liquefied Natural Gas (LNG) project in the United Arab Emirates."
"In OFSE, we continue to demonstrate solid margin improvement, with segment EBITDA margin* increasing to 17.9% and Oilfield Services EBITDA margins* now exceeding 20% – both record margins. In new energy, orders of $169 million in the fourth quarter brought the full-year total to $750 million."
"As you can see from our strong 2023 results, Baker Hughes is on its way to becoming a leaner and more efficient energy technology company. We continue to carefully execute our plan to drive margins meaningfully higher," concluded Simonelli.
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results

	Three Months Ended			Variance
(in millions except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
Orders	$6,904	$8,512	$8,009	(19)%	(14)%
Revenue	6,835	6,641	5,905	3%	16%
Net income (loss) attributable to Baker Hughes	439	518	182	(15)%	F
Adjusted net income attributable to Baker Hughes* (non-GAAP)	511	427	381	20%	34%
Operating income	651	714	663	(9)%	(2)%
Adjusted operating income* (non-GAAP)	816	716	692	14%	18%
Adjusted EBITDA* (non-GAAP)	1,091	983	947	11%	15%
Diluted earnings per share (EPS)	0.43	0.51	0.18	(15)%	F
Adjusted diluted EPS* (non-GAAP)	0.51	0.42	0.38	21%	34%
Cash flow from operating activities	932	811	898	15%	4%
Free cash flow* (non-GAAP)	633	592	657	7%	(4)%
"F" is used in when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue. Free cash flow conversion rate is defined as free cash flow divided by EBITDA.
Certain columns and rows in our tables and financial statements may not sum up due to the use of rounded numbers.
Quarter Highlights
The OFSE business segment secured two significant, multi-year integrated solutions contracts in Latin America for drilling, completions, and plug and abandonment services. One contract comprises offshore exploration, while the other is for land development. The awards reflect confidence in Baker Hughes' solutions, contributing to our strategy of strengthening the core by increasing market penetration.
Strong orders performance continued across IET in the fourth quarter. In Gas Technology Equipment, momentum continues in the offshore market. Baker Hughes was awarded an important contract by SBM Offshore to provide turbogenerators, turbocompressors, electric motor-driven compressors, as well as commissioning spare parts, for a Floating Production, Storage and Offloading vessel (FPSO).
Gas Technology Equipment also secured an important contract from a consortium for one electric motor driven sour gas booster compression package, to support the development of offshore natural gas fields in the Middle East. During the fourth quarter Baker Hughes also confirmed the previously announced award to supply two electric liquefaction systems for the 9.6 MTPA Ruwais LNG project in the United Arab Emirates, one of the first all-electric LNG projects in the Middle East.
Gas Technology Services secured several orders across multiple geographies and applications, as well CSA commitments worth more than $1 billion primarily driven by LNG and offshore projects in North America and the Middle East. Also in the quarter, Gas Technology Services secured several important upgrade orders, particularly in Europe for both refinery and gas network applications to provide operators with solutions that can enable efficiency gains and emissions reduction.
IET's Industrial Solutions product line expanded the reach of its Cordant™ digital solutions and reached a multi-year contract deal with Shell to centralize asset condition and performance monitoring (System 1TM) across 33 sites. India's Oil and Natural Gas Corporation Limited (ONGC) awarded IET a multi-year contract for asset health software

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
and services, pursuant to which Baker Hughes will implement asset health (System 1™) software across 12 offshore platforms and build a center of excellence in ONGC's Mumbai headquarters.
In new energy in the fourth quarter, IET secured a Climate Technology Solutions order for two Brush synchronous condenser systems to be installed by a distribution and transmission network operator for one of its substation extension projects in the U.K. The order also includes installation, commissioning and a multi-year services and maintenance contract. OFSE also continued to make progress on the new energy front, supporting a Middle Eastern customer's energy transition goals and its first geothermal application by deploying the PYRO-DRILL high-temperature drilling fluid. This followed a strong year of geothermal awards, the Q3 launch of the complete portfolio of Vulcanix geothermal drill bits, and this quarter's launch of Baker Hughes' ThermaStim solution to unlock full well potential and lessen environmental burden.
Consolidated Revenue and Operating Income by Reporting Segment

(in millions)	Three Months Ended			Variance
	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
Oilfield Services & Equipment	$3,956	$3,951	$3,579	—%	11%
Industrial & Energy Technology	2,879	2,691	2,325	7%	24%
Total segment revenue	6,835	6,641	5,905	3%	16%
Oilfield Services & Equipment	492	465	416	6%	18%
Industrial & Energy Technology	412	346	377	19%	9%
Total segment operating income	904	811	792	12%	14%
Corporate	(88)	(95)	(100)	7%	12%
Inventory impairment	(2)	—	—	U	U
Restructuring, impairment & other	(163)	(2)	(29)	U	U
Operating income	651	714	663	(9)%	(2)%
Adjusted operating income*	816	716	692	14%	18%
Depreciation & amortization	274	267	255	3%	8%
Adjusted EBITDA*	$1,091	$983	$947	11%	15%
*Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
"F" is used when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
Revenue for the quarter was $6,835 million, an increase of 3% sequentially and an increase of 16% year-over-year. The increase in revenue was driven by higher volume in both IET and OFSE.
The Company's total book-to-bill ratio in the quarter was 1.0; the IET book-to-bill ratio in the quarter was 1.1.
Operating income on a GAAP basis for the fourth quarter of 2023 was $651 million. Operating income decreased $62 million sequentially and decreased $12 million year-over-year. Total segment operating income was $904 million for the fourth quarter of 2023, up 12% sequentially and up 14% year-over-year.
Adjusted operating income (a non-GAAP measure) for the fourth quarter of 2023 was $816 million, which excludes adjustments totaling $165 million before tax. A complete list of the adjusting items and associated reconciliation from GAAP has been provided in Table 1a in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted operating income for the fourth quarter of 2023 was up 14% sequentially and up 18% year-over-year.
Depreciation and amortization for the fourth quarter of 2023 was $274 million.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Adjusted EBITDA (a non-GAAP measure) for the fourth quarter of 2023 was $1,091 million, which excludes adjustments totaling $165 million before tax. See Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted EBITDA for the fourth quarter was up 11% sequentially and up 15% year-over-year.
The sequential increase in adjusted operating income and adjusted EBITDA was driven by higher volume in IET and price in OFSE, partially offset by higher research and development (R&D) spend in IET. The year-over-year increase in adjusted operating income and adjusted EBITDA was driven by volume and pricing in both segments and structural cost-out initiatives, partially offset by cost inflation in both segments, and higher equipment mix and higher R&D spend in IET.
Corporate costs were $88 million in the fourth quarter of 2023, down 7% sequentially and down 12% year-over-year.
Other Financial Items
Remaining Performance Obligations (RPO) in the fourth quarter ended at $33.5 billion, an increase of $1.0 billion from the third quarter of 2023. OFSE RPO was $3.5 billion, down 2% sequentially, while IET RPO was $29.9 billion, up 4% sequentially. Within IET RPO, Gas Technology Equipment RPO was $12.1 billion and Gas Technology Services RPO was $14.8 billion.
Income tax expense in the fourth quarter of 2023 was $72 million.
Other non-operating loss in the fourth quarter of 2023 was $84 million. Included in other non-operating loss were net mark-to-market loss in fair value for certain equity investments of $84 million.
GAAP diluted earnings per share was $0.43. Adjusted diluted earnings per share was $0.51. Excluded from adjusted diluted earnings per share were all items listed in Table 1a as well as the "other adjustments (non-operating)" found in Table 1c in the section entitled "Reconciliation of GAAP to non-GAAP Financial Measures."
Cash flow from operating activities was $932 million for the fourth quarter of 2023. Free cash flow (a non-GAAP measure) for the quarter was $633 million. A reconciliation from GAAP has been provided in Table 1d in the section entitled "Reconciliation of GAAP to non-GAAP Financial Measures."
Capital expenditures, net of proceeds from disposal of assets, were $298 million for the fourth quarter of 2023. Capital expenditures, net of proceeds from disposal of assets, were $221 million for OFSE, and $71 million for IET.
During the fourth quarter, we extended our $3 billion revolving credit facility by four years, which now has a maturity in November 2028, and used available cash to pay down the $650 million of senior notes that matured in December 2023.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management's view of the relevant comparisons of financial results on a sequential or year-over-year basis, depending on the business dynamics of the reporting segments.
Oilfield Services & Equipment

(in millions)	Three Months Ended			Variance
Segment results	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
Orders	$3,874	$4,178	$3,721	(7)%	4%
Revenue	$3,956	$3,951	$3,579	—%	11%
Operating income	$492	$465	$416	6%	18%
Operating income margin	12.4%	11.8%	11.6%	0.6pts	0.8pts
Depreciation & amortization	$217	$206	$198	5%	10%
EBITDA*	$709	$670	$614	6%	16%
EBITDA margin*	17.9%	17.0%	17.1%	0.9pts	0.8pts

(in millions)	Three Months Ended			Variance
Revenue by Product Line	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
Well Construction	$1,122	$1,128	$1,043	(1)%	8%
Completions, Intervention & Measurements	1,086	1,085	972	—%	12%
Production Solutions	990	967	965	2%	3%
Subsea & Surface Pressure Systems	758	770	599	(2)%	26%
Total Revenue	$3,956	$3,951	$3,579	—%	11%

(in millions)	Three Months Ended			Variance
Revenue by Geographic Region	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
North America	$1,018	$1,064	$1,030	(4)%	(1)%
Latin America	708	695	601	2%	18%
Europe/CIS/Sub-Saharan Africa	707	695	577	2%	23%
Middle East/Asia	1,522	1,497	1,371	2%	11%
Total Revenue	$3,956	$3,951	$3,579	—%	11%

North America	$1,018	$1,064	$1,030	(4)%	(1)%
International	2,938	2,887	2,549	2%	15%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
OFSE orders of $3,874 million for the fourth quarter decreased by $304 million sequentially. SSPS orders were $654 million, down 35% sequentially, and down 11% year-over-year.
OFSE revenue of $3,956 million for the fourth quarter was flat sequentially.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
North America revenue was $1,018 million, down 4% sequentially. International revenue was $2,938 million, an increase of 2% sequentially, driven by volume growth in all regions.
Segment operating income before tax for the fourth quarter was $492 million, an increase of $28 million, or 6%, sequentially. Segment EBITDA for the fourth quarter was $709 million, an increase of $39 million, or 6% sequentially. The sequential increase in segment operating income and EBITDA were primarily driven by price and cost productivity.
Industrial & Energy Technology

(in millions)	Three Months Ended			Variance
Segment results	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
Orders	$3,030	$4,334	$4,289	(30)%	(29)%
Revenue	$2,879	$2,691	$2,325	7%	24%
Operating income	$412	$346	$377	19%	9%
Operating income margin	14.3%	12.9%	16.2%	1.4pts	-1.9pts
Depreciation & amortization	$51	$57	$52	(10)%	(2)%
EBITDA*	$463	$403	$429	15%	8%
EBITDA margin*	16.1%	15.0%	18.4%	1.1pts	-2.3pts

(in millions)	Three Months Ended			Variance
Orders by Product Line	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
Gas Technology Equipment	$1,297	$2,813	$2,455	(54)%	(47)%
Gas Technology Services	808	724	791	12%	2%
Total Gas Technology	2,105	3,537	3,245	(40)%	(35)%
Industrial Products	514	477	471	8%	9%
Industrial Solutions	288	271	262	6%	10%
Controls (1)	—	—	92	—%	(100)%
Total Industrial Technology	802	748	824	7%	(3)%
Climate Technology Solutions	123	49	219	F	(44)%
Total Orders	$3,030	$4,334	$4,289	(30)%	(29)%

(in millions)	Three Months Ended			Variance
Revenue by Product Line	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-year
Gas Technology Equipment	$1,206	$1,227	$856	(2)%	41%
Gas Technology Services	714	637	689	12%	4%
Total Gas Technology	1,920	1,865	1,545	3%	24%
Industrial Products	513	520	447	(1)%	15%
Industrial Solutions	276	243	244	14%	13%
Controls (1)	—	—	58	—%	(100)%
Total Industrial Technology	789	763	750	3%	5%
Climate Technology Solutions	170	63	30	F	F
Total Revenue	$2,879	$2,691	$2,325	7%	24%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
(1)The sale of our controls business was completed in April 2023.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
IET orders of $3,030 million for the fourth quarter decreased by $1,259 million, or 29% year-over-year. The decrease was driven primarily by the timing of Gas Technology Equipment orders which were down $1,157 million, or 47% year-over-year.
IET revenue of $2,879 million for the quarter increased $554 million, or 24% year-over-year. The increase was driven primarily by Gas Technology Equipment, up $350 million or 41% year-over-year, and Climate Technology Solutions, up $140 million year-over-year.
Segment operating income before tax for the quarter was $412 million, up 9% year-over-year. Segment EBITDA for the quarter was $463 million, up $34 million, or 8% year-over-year. The year-over-year increase in segment operating income and EBITDA was primarily driven by higher volume and pricing partially offset by unfavorable mix as a result of higher Gas Technology Equipment growth, cost inflation and higher R&D spend.

2023 Total Year Results

(in millions)	Twelve Months Ended
Orders	December 31, 2023	December 31, 2022	Variance Year-over-year
Oilfield Services & Equipment	$16,344	$14,089	16%
Industrial & Energy Technology	14,178	12,680	12%
Total Orders	$30,522	$26,770	14%

Revenue
Oilfield Services & Equipment	$15,361	$13,229	16%
Industrial & Energy Technology	10,145	7,926	28%
Total Revenue	$25,506	$21,156	21%

Segment operating income
Oilfield Services & Equipment	$1,746	$1,201	45%
Industrial & Energy Technology	1,310	1,135	15%
Total segment operating income	3,055	2,336	31%
Corporate	(380)	(416)	9%
Inventory impairment	(35)	(31)	(14)%
Restructuring, impairment & other	(323)	(705)	54%
Operating income	2,317	1,185	96%
Adjusted operating income *	2,676	1,920	39%
Depreciation & amortization	1,087	1,061	3%
Adjusted EBITDA *	$3,763	$2,981	26%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Reconciliation of GAAP to non-GAAP Financial Measures
Management provides non-GAAP financial measures because it believes such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance (including adjusted operating income; EBITDA; EBITDA margin; adjusted EBITDA; adjusted net income attributable to Baker Hughes; and adjusted diluted earnings per share) and liquidity (free cash flow) and that these measures may be used by investors to make informed investment decisions. Management believes that the exclusion of certain identified items from several key operating performance measures enables us to evaluate our operations more effectively, to identify underlying trends in the business, and to establish operational goals for certain management compensation purposes. Management also believes that free cash flow is an important supplemental measure of our cash performance but should not be considered as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flow from operating activities presented in accordance with GAAP.
Table 1a. Reconciliation of GAAP and Adjusted Operating Income

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2023	2023	2022	2023	2022
Operating income (GAAP)	$651	$714	$663	$2,317	$1,185
Restructuring, impairment & other	163	2	29	323	705
Inventory impairment	2	—	—	35	31
Total operating income adjustments	165	2	29	358	735
Adjusted operating income (non-GAAP)	$816	$716	$692	$2,676	$1,920
Table 1a reconciles operating income, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted operating income (a non-GAAP financial measure). Adjusted operating income excludes the impact of certain identified items.
Table 1b. Reconciliation of Net Income (Loss) Attributable to Baker Hughes to EBITDA and Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2023	2023	2022	2023	2022
Net income (loss) attributable to Baker Hughes (GAAP)	$439	$518	$182	$1,943	$(601)
Net income attributable to noncontrolling interests	11	6	6	27	23
Provision for income taxes	72	235	157	685	600
Interest expense, net	45	49	64	216	252
Other non-operating (income) loss, net	84	(94)	254	(554)	911
Operating income (GAAP)	651	714	663	2,317	1,185
Depreciation & amortization	274	267	255	1,087	1,061
EBITDA (non-GAAP)	926	981	918	3,405	2,246
Total operating income adjustments (1)	165	2	29	358	735
Adjusted EBITDA (non-GAAP)	$1,091	$983	$947	$3,763	$2,981
(1)See Table 1a for the identified adjustments to operating income.
Table 1b reconciles net income (loss) attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to EBITDA (a non-GAAP financial measure). Adjusted EBITDA (a non-GAAP financial measure) excludes the impact of certain identified items.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Table 1c. Reconciliation of Net Income (loss) Attributable to Baker Hughes to Adjusted Net Income Attributable to Baker Hughes

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share amounts)	2023	2023	2022	2023	2022
Net income (loss) attributable to Baker Hughes (GAAP)	$439	$518	$182	$1,943	$(601)
Total operating income adjustments (1)	165	2	29	358	735
Other adjustments (non-operating) (2)	89	(95)	207	(554)	869
Tax adjustments (3)	(181)	2	(37)	(124)	(86)
Total adjustments, net of income tax	72	(91)	199	(320)	1,518
Less: adjustments attributable to noncontrolling interests	—	—	1	—	13
Adjustments attributable to Baker Hughes	72	(91)	198	(320)	1,505
Adjusted net income attributable to Baker Hughes (non-GAAP)	$511	$427	$381	$1,622	$904

Denominator:
Weighted-average shares of Class A common stock outstanding diluted	1,010	1,017	1,009	1,015	996
Adjusted earnings per share - diluted (non-GAAP)	$0.51	$0.42	$0.38	$1.60	$0.91
(1)See Table 1a for the identified adjustments to operating income.
(2)All periods primarily reflect the net gain or loss on changes in fair value for certain equity investments. 4Q'22 includes charges related to the termination of the Tax Matters Agreement with General Electric.
(3)All periods reflect the tax associated with the other operating and non-operating adjustments. 4Q'23 and fiscal year 2023 include $81 million related to the release of a valuation allowance for certain deferred tax assets.
Table 1c reconciles net income (loss) attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to adjusted net income attributable to Baker Hughes (a non-GAAP financial measure). Adjusted net income attributable to Baker Hughes excludes the impact of certain identified items.
Table 1d. Reconciliation of Net Cash Flows From Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2023	2023	2022	2023	2022
Net cash flows from operating activities (GAAP)	$932	$811	$898	$3,062	$1,888
Add: cash used for capital expenditures, net of proceeds from disposal of assets	(298)	(219)	(241)	(1,016)	(772)
Free cash flow (non-GAAP)	$633	$592	$657	$2,045	$1,116
Table 1d reconciles net cash flows from operating activities, which is the directly comparable financial result determined in accordance with GAAP, to free cash flow (a non-GAAP financial measure). Free cash flow is defined as net cash flows from operating activities less expenditures for capital assets plus proceeds from disposal of assets.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Financial Tables (GAAP)
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022
Revenue	$6,835	$6,641	$5,905
Costs and expenses:
Cost of revenue	5,386	5,298	4,568
Selling, general and administrative	634	627	645
Restructuring, impairment and other	163	2	29
Total costs and expenses	6,183	5,927	5,242
Operating income	651	714	663
Other non-operating income (loss), net	(84)	94	(254)
Interest expense, net	(45)	(49)	(64)
Income before income taxes	522	759	345
Provision for income taxes	(72)	(235)	(157)
Net income	450	524	188
Less: Net income attributable to noncontrolling interests	11	6	6
Net income attributable to Baker Hughes Company	$439	$518	$182

Per share amounts:
Basic income per Class A common share	$0.44	$0.51	$0.18
Diluted income per Class A common share	$0.43	$0.51	$0.18

Weighted average shares:
Class A basic	1,001	1,009	1,000
Class A diluted	1,010	1,017	1,009

Cash dividend per Class A common share	$0.20	$0.20	$0.19

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Year Ended December 31,
(In millions, except per share amounts)	2023	2022	2021
Revenue	$25,506	$21,156	$20,502
Costs and expenses:
Cost of revenue	20,255	16,756	16,453
Selling, general and administrative	2,611	2,510	2,470
Restructuring, impairment and other	323	705	269
Total costs and expenses	23,189	19,971	19,192
Operating income	2,317	1,185	1,310
Other non-operating income (loss), net	554	(911)	(583)
Interest expense, net	(216)	(252)	(299)
Income before income taxes	2,655	22	428
Provision for income taxes	(685)	(600)	(758)
Net income (loss)	1,970	(578)	(330)
Less: Net income (loss) attributable to noncontrolling interests	27	23	(111)
Net income (loss) attributable to Baker Hughes Company	$1,943	$(601)	$(219)

Per share amounts:
Basic income (loss) per Class A common share	$1.93	$(0.61)	$(0.27)
Diluted income (loss) per Class A common share	$1.91	$(0.61)	$(0.27)

Weighted average shares:
Class A basic	1,008	987	824
Class A diluted	1,015	987	824

Cash dividend per Class A common share	$0.78	$0.73	$0.72

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,
(In millions)	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$2,646	$2,488
Current receivables, net	7,075	5,958
Inventories, net	5,094	4,587
All other current assets	1,486	1,559
Total current assets	16,301	14,592
Property, plant and equipment, less accumulated depreciation	4,893	4,538
Goodwill	6,137	5,930
Other intangible assets, net	4,093	4,180
Contract and other deferred assets	1,756	1,503
All other assets	3,765	3,438
Total assets	$36,945	$34,181
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$4,471	$4,298
Short-term and current portion of long-term debt	148	677
Progress collections and deferred income	5,542	3,822
All other current liabilities	2,830	2,278
Total current liabilities	12,991	11,075
Long-term debt	5,872	5,980
Liabilities for pensions and other postretirement benefits	978	960
All other liabilities	1,585	1,641
Equity	15,519	14,525
Total liabilities and equity	$36,945	$34,181

Outstanding Baker Hughes Company shares:
Class A common stock	998	1,006

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,	Twelve Months Ended December 31,
(In millions)	2023	2023	2022
Cash flows from operating activities:
Net income (loss)	$450	$1,970	$(578)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	274	1,087	1,061
(Gain) loss on business dispositions	—	(40)	451
(Gain) loss on equity securities	84	(555)	265
Stock-based compensation cost	49	197	207
(Benefit) provision for deferred income taxes	(127)	(59)	105
Property, plant and equipment impairment, net	(11)	(1)	166
Inventory impairment	2	35	31
Working capital	23	42	122
Other operating items, net	188	386	58
Net cash flows from operating activities	932	3,062	1,888
Cash flows from investing activities:
Expenditures for capital assets	(356)	(1,224)	(989)
Proceeds from disposal of assets	58	208	217
Proceeds from sale of equity securities	—	372	26
Proceeds from business dispositions	—	293	—
Net cash paid for acquisitions	—	(301)	(767)
Other investing items, net	(17)	(165)	(51)
Net cash flows used in investing activities	(315)	(817)	(1,564)
Cash flows from financing activities:
Repayment of long-term debt	(650)	(651)	—
Dividends paid	(201)	(786)	(726)
Repurchase of Class A common stock	(320)	(538)	(828)
Other financing items, net	3	(53)	(38)
Net cash flows used in financing activities	(1,168)	(2,028)	(1,592)
Effect of currency exchange rate changes on cash and cash equivalents	(5)	(59)	(97)
Decrease in cash and cash equivalents	(555)	158	(1,365)
Cash and cash equivalents, beginning of period	3,201	2,488	3,853
Cash and cash equivalents, end of period	$2,646	$2,646	$2,488
Supplemental cash flows disclosures:
Income taxes paid, net of refunds	$132	$595	$498
Interest paid	$104	$309	$291

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: investors.bakerhughes.com in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management's outlook and the results reported in today's earnings announcement. The call will begin at 9:30 a.m. Eastern time, 8:30 a.m. Central time on Wednesday, January 24, 2024, the content of which is not part of this earnings release. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company's website at: investors.bakerhughes.com. An archived version of the webcast will be available on the website for one month following the webcast.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "would," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target", "goal" or other similar words or expressions. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company's annual report on Form 10-K for the annual period ended December 31, 2022; the Company's subsequent quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023; and those set forth from time to time in other filings with the Securities and Exchange Commission (SEC). The documents are available through the Company's website at: www.investors.bakerhughes.com or through the SEC's Electronic Data Gathering and Analysis Retrieval (EDGAR) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans, the business plans of our customers; oil and natural gas market conditions, cost and availability of resources, economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:
Economic and political conditions - the impact of worldwide economic conditions and rising inflation; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions and sanctions.
Orders and RPO - our ability to execute on orders and RPO in accordance with agreed specifications, terms and conditions and convert those orders and RPO to revenue and cash.
Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; liquefied natural gas supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (OPEC) policy and the adherence by OPEC nations to their OPEC production quotas.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2023 Results
Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions, including Russia and Ukraine; and the recent conflict in the Middle East; labor disruptions, civil unrest or security conditions where we operate; potentially burdensome taxation, expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
About Baker Hughes:
Baker Hughes (Nasdaq: BKR) is an energy technology company that provides solutions for energy and industrial customers worldwide. Built on a century of experience and conducting business in over 120 countries, our innovative technologies and services are taking energy forward - making it safer, cleaner and more efficient for people and the planet. Visit us at bakerhughes.com

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For more information, please contact:

Investor Relations

Chase Mulvehill
+1 281-809-9088
investor.relations@bakerhughes.com

Media Relations

Thomas Millas
+1 713-879-2862
thomas.millas@bakerhughes.com